As filed with the Securities and Exchange Commission on July 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAWSON INFRASTRUCTURE GROUP inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0445167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

+61 02 8624 6130

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

James Manning

Mawson Infrastructure Group Inc.

Chief Executive Officer

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

+61 02 8624 6130

(Name, address, including zip code, and telephone number,

including area code of agent for service)

With a copy to:

Chad Ensz, Esq.

Greg Carney, Esq.

Dentons US LLP

4655 Executive Drive, Suite 700

San Diego, CA 92121 USA

Telephone: +1 (858) 720-6361

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as the registrant shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price		Amount of Registration Fee
Common Stock
Preferred Stock		(1)(2)
Debt Securities		(1)(2)
Warrants		(1)(2)
Units		(1)(2)
Total:	$200,000,000	](3)	$21,820.00	(4)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.
(2)	Includes rights to acquire common stock or preferred stock of the Company under any stockholder rights plan then in effect, if applicable under the terms of any such plan.
(3)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $200,000,000.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2021.

PROSPECTUS

MAWSON INFRASTRUCTURE GROUP INC.

Common Stock

Preferred Stock
Debt Securities

Warrants
Units

$200,000,000

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is quoted on the OTC Markets under the symbol “MIGI.” On July 28, 2021 the last reported sale price of our common stock on the OTC Markets was $0.85 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectuses is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectuses may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Mawson Infrastructure Group Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. When we refer to “Cosmos” in this prospectus, we mean Mawson Infrastructure Group Pty Ltd., an Australian company (formerly known as Cosmos Capital Limited), and the subsidiaries of Cosmos, including Cosmos Trading Pty Ltd, Cosmos Infrastructure LLC, referred to as “Cosmos Infrastructure”, Cosmos Manager LLC, Cosmos Grid Tech Pty Ltd, Cosmos Asset Management Pty Ltd, referred to as “Cosmos Asset Management”, and Luna Squares LLC (formerly known as Innovative Property Management LLC), which collectively we refer to as the “Cosmos Subsidiaries”. When we refer to Wize NC, we mean Wize NC Inc., a Delaware corporation, and the subsidiaries of Wize NC, including OcuWize Ltd., an Israeli company, which we refer to as “OcuWize”, and Wize Pharma Ltd., an Israeli company, which we refer to as “Wize Israel,” and collectively we refer to these subsidiaries as the “Wize Subsidiaries”.

Mawson Infrastructure Group Inc.®, the Mawson logo and other trademarks or service marks of Mawson appearing in this prospectus are the property of Mawson or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.mawsoninc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 1, 2021;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2021, as filed with the SEC on May 19, 2021

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2021, January 9, 2021, February 4, 2021, February 16, 2021, .April 27, 2021, May 13, 2021; June 14, 2021; July 9, 2021 and July 21, 2021.

●	Our Definitive Information Statement on Schedule 14C filed on May 20, 2021;

●	Our Definitive Proxy/Written Consent Solicitation Statement on Schedule 14A filed on July 21, 2021;

●	the description of our common stock contained in our registration statement on Form S-1, filed with the SEC on June 9, 2021 (File No. 333-256947), and all amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Mawson Infrastructure Group Inc.

Chief Executive Officer

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

+61 02 8624 6130

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

General

Mawson (formerly known as Wize Pharma, Inc.), through its majority-owned subsidiary, Cosmos and the Cosmos Subsidiaries, is a ‘Digital Asset Infrastructure’ business, which owns and operates modular data centers (“MDCs”) currently based in the U.S. and Australia. We are focused on developing the technology to enable us to own and operate MDCs that are both air-cooled and liquid immersion cooled.

As of May 17, 2021, we own and have ordered 18,332 specialized, application-specific computers known as “Miners”. As of March 31, 2021, the Miners produce up to 200 Petahash of computing power with a total capacity upon deployment of all ordered equipment to produce up to a total capacity of 1,483 Petahash. This is predominately directed to and focused on the process of mining digital cryptographic tokens generally known as “digital mining”, and specifically for Bitcoin. As at June 30, 2021: (i) 4,317 Miners are operating and online; (ii) 3,181 Miners are either in storage, transit or in for repairs and maintenance and (iii) 10,831 Miners have been ordered, but have yet to be delivered.

Complementing the Miners that we own and operate, we are actively conducting research and development into a suitable solution for liquid immersion for Miners, which consists of a field-programmable gate array (“FPGA”), an electronic device that includes digital logic circuitry offering customizable programming functionality, and general-purpose computing on a graphics processing unit (“GPU”), which is the use of a GPU together with a central processing unit (“CPU”) to accelerate computation in applications traditionally handled only by the CPU. We have our own proprietary tank design which we are currently in the process of commercializing.

In addition, our indirect subsidiary, Cosmos Asset Management is the investment manager of the Bitcoin Wholesale Access Fund, a wholesale, unregistered managed investment scheme which currently invests in and holds Bitcoin for third party investors.

LO2A Business

Through our holdings in the Wize Subsidiaries, we also have in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of dry eye syndrome (“DES”), and other ophthalmological illnesses, including Conjunctivochalasis (“CCH”) and Sjögren’s syndrome (“Sjögren’s”) (the “LO2A Business”). However, as part of the Cosmos Transaction (as described and defined below), substantially all of the economic benefits of any successful monetization of our LO2A business, if any, will benefit only the holders of the contingent value rights (“CVRs”). See “The Company--Recent Developments—The Cosmos Transaction - CVR Agreement.”

Recent Developments

The Cosmos Transaction

Bid Implementation Agreement

We entered into a Bid Implementation Agreement, dated as of December 30, 2021 (as amended, the “BIA”) with Cosmos, whereby we agreed to commence an off-market takeover offer under applicable Australian laws (the “Offer”) to acquire all of the outstanding shares of Cosmos (the “Cosmos Shares”) in exchange for 61.11 shares of our common stock for each one share of Cosmos, of which 22.33 shares of our common stock will be subject to a Stock Restriction Agreement (the “Offer Consideration”). The Stock Restriction Agreement provides that if the Cosmos shareholders who accept the Offer sell or encumber the shares they received prior to December 31, 2021, then, subject to certain exceptions, we will be able to repurchase the 22.33 shares at a nominal value. On March 9, 2021, the transactions contemplated by the BIA and the Offer (collectively, the “Cosmos Transaction”) were consummated (the “BIA Closing”), including (i) the acquisition by us of approximately 89% of the outstanding Cosmos Shares in exchange for the Offer Consideration, which means that we issued, in the aggregate, 428,270,616 shares of its common stock to the tendering Cosmos shareholders, (ii) the issuance of an additional 25 million shares of common stock in the private placement described below, (iii) the issuance of CVRs to each of our pre-BIA Closing securityholders (“Legacy Securityholder”) pursuant to the CVR Agreement described below, and (iv) the issuance of a five-year warrant, exercisable into 8,710,982 shares of common stock, at an exercise price of $0.001 per share, to the financial advisor of the Company in the transaction.

Immediately following the BIA Closing, which occurred on March 9, 2021, the former Cosmos shareholders owned approximately 86% of our outstanding common stock, while Legacy Securityholders remained the owners of approximately 12% of our outstanding common stock, each on a fully diluted basis and including warrants issued to our financial advisor to the transaction, who held the remaining 2%.

On March 10, 2021, we extended the expiration date of the Offer to May 10, 2021. On May 7, 2021, we further extended the expiration date of the Offer to June 24, 2021. The purpose of the extensions was to allow the remaining Cosmos shareholders who had not accepted the Offer as of that time to be able to accept the Offer. However, in order to address the possibility that we received acceptances for more than 90% of the Cosmos Shares before the Amendment (as defined below) became effective, we entered into a deferred pre-bid acceptance agreement with one of the holders of the Cosmos Shares holding approximately 10% of the outstanding Cosmos shares who agreed to accept the Offer, but only after we inform such Cosmos shareholder that the Amendment had been obtained and became effective.

In May, 2021, Cosmos requested, and we accepted, that an additional 1,900,982 shares of our common be issued under the BIA (the equivalent of 31,107 Cosmos Shares) to certain service providers to Cosmos to whom Cosmos was obligated to issue shares.

 Authorized Share Increase

On March 5, 2021, we obtained the written consent of the holders of approximately 54.3% of our then outstanding capital stock to approve an amendment to our Certificate of Incorporation to effect an increase in our authorized capital stock from 501,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.001 per share ( “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), to 801,000,000 shares of capital stock consisting of 800,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock (the “Authorized Stock Increase”). The Authorized Stock Increase, along with the authority to file an amendment to the Company’s Certificate of Incorporation with the State of Delaware is referred to as the “Amendment.” The Amendment was filed with the Delaware Secretary of State on June 9, 2021, and was required to have enough stock to obtain all of the Cosmos Shares.

On June 1, 2021, we issued the additional 1,900,982 shares of our stock to the Cosmos service providers, along with 1,574,988 shares of our common stock to former Cosmos shareholders who had accepted the Offer under the BIA since March 9, 2021.

On June 15, 2021, we issued 48,983,145 shares of our common stock to the final former Cosmos shareholder who had not until that time accepted the Offer, which resulted in the completion of all issuances required under the BIA..

Following the BIA Closing, three of the four members of our board of directors consist of Cosmos appointees and all of our officers consist of Cosmos appointees, other than Mr. Or Eisenberg, who continued as our chief financial officer.

CVR Agreement

Pursuant to the BIA, we entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Cosmos, the Wize Subsidiaries, Mr. Or Eisenberg as the Holders’ Representative (as defined therein), and the Rights Agent (as defined therein). Pursuant to the CVR Agreement, at the BIA Closing, each Legacy Securityholder received one non-transferable CVR for each outstanding share of our common stock and for each share of our common stock underlying other convertible securities and warrants, held as of 4:01 p.m. Eastern Time on the day immediately before the Effective Time (as defined in the CVR Agreement).

Each CVR represents the right to receive a pro rata share of any consideration that may be received by us or the Wize Subsidiaries in connection with our LO2A Business. In particular, CVR holders will be entitled to any consideration (whether cash, stock, assets or otherwise) that we or any of the Wize Subsidiaries (or any of their Affiliates or shareholders) receives in connection with an LO2A Transaction, which, as defined in the CVR Agreement, includes (i) a sale of any of the Wize Subsidiaries to a third party and/or (ii) the partnering, licensing, sublicensing, distribution, reselling or sale of all or any part of the LO2A Technology (as defined in the CVR Agreement) or LO2A Products (as defined in the CVR Agreement) to a third party, less transaction expenses and customary deductions as detailed in the CVR agreement, including a deduction of up to $300,000 that the Wize Subsidiaries undertook to incur in the development of the LO2A Technology at the request of the Holders’ Representative.

The CVRs do not confer to the holders thereof any voting or equity or ownership interest in us. The CVRs are not transferable, except in limited circumstances such as by will or intestacy, and are not and will not be listed on any quotation system or traded on any securities exchange.

The CVR Agreement may be terminated under certain circumstances, including if the Wize Subsidiaries or us fail to enter into an LO2A Transaction agreement within two years following the effective date of the CVR Agreement.

There can be no assurance that we or any of the Wize Subsidiaries will successfully and timely enter into any LO2A Transaction or, if they do, that such LO2A Transaction will ultimately be successful or that any CVR payments will be made.

December 2020 Private Placements

Concurrently with the execution of the BIA, we entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Investors”), including Mr. Noam Danenberg, our then CEO. Pursuant to the Securities Purchase Agreements, we sold an aggregate of 25,000,000 shares of our common stock (including 2,916,667 shares to Mr. Noam Danenberg, our former CEO, and 833,333 shares to Mr. Or Eisenberg, our CFO) for a purchase price of $0.12 per share, for aggregate gross proceeds under the Securities Purchase Agreements of $3.0 million.

January 2021 – Debt Arrangements

On January 25 2021, prior to the BIA Closing, Cosmos entered into a Leveraged Account Agreement with Independent Reserve. This facility enables us (through Cosmos) to borrow up to 10 Bitcoin subject to certain margin requirements. As of March 31, 2021 we had 10 Bitcoin owing under this facility which was recorded within short term borrowings at its fair value of $399,206. Amounts owing under this facility are payable on demand.

On January 27, 2021, Cosmos Infrastructure entered into an Equipment Purchase and Finance and Security Agreement with Foundry Digital LLC (“Foundry”) to purchase machinery that will be located at a facility hosted by Compute North LLC (“Compute North”). On February 5, 2021, the term of the agreement was further amended to have a final payment due January 27, 2022. Under the terms of the agreement, Cosmos Infrastructure purchased 500 Whatsminer M30S with a total of 44,000 T/H, paid a deposit of $264,000, and borrowed a total of $1,056,000. The facility will be repaid in full on the last payment date.

February 2021 – Equipment purchase with Canaan

On February 5, 2021, Cosmos Infrastructure entered into a Long-Term Purchase Contract with Canaan Convey Co Ltd (“Canaan”) for the purchase of 11,760 next generation Avalon A1246 ASIC Miners (“Avalon”). The purchase price per unit is $2,889 for a total purchase price of $33,974,640 (the “Canaan Transaction”). The agreement provides that the total hashrate of the Avalon Miners will not be less than 999,600.00 TH/s, but will not be more than 1,058,400 TH/s, with a final adjustment to the purchase price at the time of the last delivery due in March 2022.

The Canaan Transaction schedule of payments is as follows:

(1)	Fifty percent (50%) of the total purchase price shall be paid on or before February 20, 2021.

(2)	The remaining fifty percent (50%) of the total purchase price is to be paid in equal monthly instalments due not less than forty (40) days prior to the scheduled delivery of the Miners as follows:

(a)	$1,058,000 no later than March 20, 2021

(b)	$1,058,000 no later than April 20, 2021

(c)	$952,560 no later than May 20, 2021

(d)	$952,560 no later than June 20, 2021

(e)	$1,799,280 no later than July 20, 2021

(f)	$1,693,440 no later than August 20, 2021

(g)	$1,587,600 no later than September 20, 2021

(h)	$1,587,600 no later than October 20, 2021

(i)	$1,587,600 no later than November 20, 2021

(j)	$1,587,600 no later than December 20, 2021

(k)	$1,587,600 no later than January 20, 2022

(l)	$1,587,600 no later than February 20, 2022

As of March 31, 2021, we had prepaid approximately $18.045 million in advance for 11,760 Miners. The shipment of the first Miners was received in May, 2021. We will recognize these assets as Property and Equipment on the consolidated balance sheet when the transfer of risk and title occurs for each shipment, i.e., the Miners have been delivered by Canaan to the agreed-upon port of loading located in People’s Republic of China (“China”).

On March 26, 2021, we acquired an additional 1,000 Avalon A1166 miners from Canaan in addition to the Canaan Transaction. The purchase price per unit is $6,237.00 for a total purchase price of $6,237,000.00. The agreement for this purchase provides that the total hashrate of the Avalon Miners purchased will not be less than 77,000.00 TH/s. We subsequently re-sold 200 of these Avalon A1166 Miners.

February 2021 Convertible Note Offering--Cosmos

On February 12, 2021, Cosmos issued 28,012,364 unsecured convertible promissory notes (the “Cosmos Notes”) with each Cosmos Note having a face value of AUD1.00. The Cosmos Notes convert at the earlier of 6 months from February 12, 2021 or upon the occurrence of certain events. The gross proceeds raised by Cosmos from the issuance of the Cosmos Notes was an aggregate amount of $21,569,530. The Cosmos Notes automatically converted into convertible promissory notes of Mawson upon close of the Cosmos Transaction at an issue price of $0.339 per Mawson share, being a total of 63,626,903 shares in Mawson. The notes accrue interest at the rate of 8% per annum which may be settled in stock or cash.

March 2021 – OTC Markets Notice

On or around March 16, 2021, we received a notice from OTC Markets Group (OTC) that we failed to have a public float greater than 10% of our total shares outstanding, pursuant to Section 1.1.1(C) of OTCQB Standards, which if not rectified within 30 days could result in our stock ceasing to trade on the OTCQB marketplace. We submitted a plan to cure the deficiency, which involves the registration of the shares being registered hereunder, which plan was accepted by the OTC, which gave us until June 30, 2021, to rectify the issue. Subject to the Registration Statement on Form S-1 filed with the SEC on June 9, 2021 (File No. 333-256947) being made effective on or before June 30, 2021, which date was later extended by the OTC until July 31, 2021. Subject to the Registration Statement on Form S-1 (File No. 333- 256947) being made effective on July 29, 2021, we expect that we will be in compliance with this OTC rule by our extended deadline..

Cosmos Changes

On May 20, 2021, with the consent of its shareholders, Cosmos transitioned from being a public company limited by shares to a proprietary company and also changed its name to Mawson Infrastructure Group Pty Ltd. This change was lodged with the Australian Securities and Investments Commission.

In conjunction with the BIA, on February 15, 2021, Cosmos entered into a Deed of Termination and Release (“Deed”) with W Capital Advisors Pty Ltd (“W Capital”) in relation to W Capital’s exclusive capital raising mandate for Cosmos. The Deed had the effect (among other things) of creating an obligation of Mawson issuing 8,250,000 warrants to W Capital.

Corporate Information

We were incorporated in the State of Delaware on February 10, 2012, originally under the name Opthalix Inc. and changed our corporate name to Wize Pharma, Inc. on November 15, 2017. On March 17, 2021, we changed our corporate name to “Mawson Infrastructure Group Inc.” to reflect our acquisition of Cosmos on March 9, 2021, and on April 27, 2021, we changed our trading symbol to “MIGI”.

Our executive offices are located at Level 5, 97 Pacific Highway, North Sydney NSW, Australia 2060. Our telephone number is +61 8624 6130 and our internet address is www.mawsoninc.com. The information on, or that may be accessed from, our website is not a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, including without limitation, our registration statement on Form S-1, originally filed with the SEC on June 9, 2021 (File No. 333-256947) and amended on July 15, 2021, all as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectuses before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC.

The rights of our stockholders are be governed by Delaware law, Certificate of Incorporation and Bylaws, as amended. The following briefly summarizes the material terms of our Common Stock and Preferred Stock. We urge you to read the applicable provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our Bylaws.

Authorized Capital Stock

Under our Certificate of Incorporation, we are authorized to issue up to eight hundred million (800,000,000) shares of Common Stock, and one million (1,000,000) shares of Preferred Stock. We have received board and stockholder approval to reduce our authorized common stock to one hundred twenty million (120,000,000) shares, in connection with a 10 to 1 reverse stock split of our outstanding shares of Common Stock (the “Reverse Stock Split”). We expect to file a certificate of amendment to our certificate of incorporation to effectuate this reduction in authorized Common Stock and Reverse Stock Split in August 2021.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights. Further, holders of our Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our Common Stock that are entitled to cast at least 33⅓ of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast, represented in person or by proxy, necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

The Preferred Stock may be issued without stockholder approval, from time to time in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof, as determined by our Board. Our Certificate of Incorporation expressly authorizes (subject to the rights of the holders of any series of preferred stock pursuant to the terms of our Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board) the increase or decrease (but not below the number of shares of such series then outstanding) of the number of shares of any series subsequent to the issuance of shares of that series by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of Section 242(b)(2) of the DGCL.

Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our Common Stock and the voting and other rights of the holders of Common Stock.

Series A Preferred Stock

On October 22, 2018, the Company filed a Certificate of Designations of Series A Preferred Stock (the “Series A Certificate of Designations”) with the Secretary of State of Delaware. Pursuant to the Series A Certificate of Designations, the Company designated 1,350 shares of preferred stock as Series A Preferred Stock. The Series A Preferred Stock has a stated value of $1,000 per share and is convertible into shares of Common Stock in an amount determined by dividing the stated value of $1,000 by the conversion price of $1.00, such that each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock, subject to adjustment upon certain events such as the Reverse Stock Split. The Series A Preferred Stock may not be converted into Common Stock to the extent such conversion would cause the holder to beneficially own more than 4.99% (or 9.99%, at the election of the investor) of the Company’s outstanding Common Stock. The Series A Preferred Stock is entitled to dividends on an as-converted basis with the Common Stock. The Series A Preferred Stock votes with the Common Stock on an as-converted basis, subject to the beneficial ownership limitation.

Series B Preferred Stock

On February 18, 2020, the Company filed a Certificate of Designations of Series B Non-Voting Redeemable Preferred Stock (the “Series B Certificate of Designations”) with the Secretary of State of Delaware. Pursuant to the Series B Certificate of Designations, the Company designated 7,500 shares of preferred stock as Series B Preferred Stock. The Series B Preferred Stock are not convertible into shares of common stock of the Company and have no voting powers, except as related to certain rights to protect the rights and preferences of the Series B Preferred Stock and with respect to sales or dispositions of the Series B Preferred Stock at a price per share below the Price Restriction. The Series B Preferred Stock entitles its holders to (i) 80% of the proceeds received by the Company through future sales of the Bonus Shares issued to the Company under the Bonus Agreements and (ii) 80% of any cash dividends received by the Company on such Bonus Shares. Under the Series B Certificate of Designations, the Company has the option to redeem the Series B Preferred Stock at any time by distributing to holders of the Series B Preferred Stock (i) 80% of the Bonus Shares then held by the Company and (ii) 80% of all dividends received by the Company but not yet paid to holders of the Series B Preferred Stock (the “Redemption Payment”). The Company is required to redeem the Series B Preferred Stock through payment of the Redemption Payment upon the earlier of (i) 60 days following the Nasdaq Listing, and (ii) December 28, 2020. On July 8, 2020, the Company elected to redeem all of the Series B Preferred Stock.

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors, without stockholder approval. The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

●	the title of the shares of preferred stock;

●	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of preferred stock;

●	whether the dividends on shares of preferred stock are cumulative or not and, if cumulative, the date from which dividends on the shares of preferred stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for the shares of preferred stock;

●	the provision for a sinking fund, if any, for the shares of preferred stock;

●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights of the shares of preferred stock;

●	any listing of the shares of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into common shares, including the conversion price (or manner of calculation thereof);

●	discussion of federal income tax considerations applicable to the shares of preferred stock;

●	the relative ranking and preferences of the shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series or class of shares of preferred stock ranking senior to or on a parity with such series or class of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock; and

●	any voting rights of such preferred stock.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three (3) years prior, did own, 15% or more of the corporation’s voting stock. However, we elected to opt out of the provisions of Section 203.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our Bylaws provide that, for nominations to our Board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our secretary at our principal offices. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. For an annual meeting, the notice must generally be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our Bylaws, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by either (i) the chairman of our Board, chief executive officer, or the president, (ii) by our Board pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or (iii) by the holders of 20% of the total votes entitled to be cast by the holders of all our outstanding capital stock entitled to vote generally in an election of directors.

Stockholder Action by Written Consent

Each of our Certificate of Incorporation and our Bylaws permit our stockholders to act by written consent.

Super Majority Stockholder Vote Required for Certain Actions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Incorporation requires the affirmative vote of the holders of at least 66⅓ of our outstanding voting stock to amend or repeal any provision of our Bylaws or any amend or repeal any provision of our Certificate of Incorporation relating to limitation of director liability, indemnification and advancement of expenses or amendments to our Certificate of Incorporation or our Bylaws. All other provisions of our Certificate of Incorporation may be amended or repealed by a simple majority vote of our Board.

Dividends

We have not declared any cash dividends on our common stock since inception and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare.

Stock Market Listing

Our Common Stock is currently quoted on OTCQB and trades under the symbol “MIGI.”

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference to reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	provisions relating to modification of the terms of the security or the rights of the security holder;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell, transfer or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our assets must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might subject it to personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would subject the trustee to personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a proceeding instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided above under “-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;

●	changing any of our obligations to pay additional amounts;

●	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

●	changing the currency in which any note or any premium or interest is payable;

●	impairing the right to enforce any payment on or with respect to any note;

●	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

●	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

●	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

●	reducing the requirements contained in the applicable indenture for quorum or voting;

●	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

●	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all of our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs or free writing prospectuses from this summary description, you should rely on the information in the prospectus supplement or free writing prospectuses.

The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including, as applicable:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

●	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in the event of any consolidation, merger, or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	changes to or adjustments in the exercise price of the debt warrants;

●	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in the event of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the partnership nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be quoted on the OTC Markets (although we intend to apply for listing on the Nasdaq Stock Market), but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Dentons US LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited consolidated financial statements of Mawson Infrastructure Group Pty Ltd. (formerly known as Cosmos Capital Ltd.) and its subsidiaries, as of and for the years ended December 31, 2020 and 2019 included in this prospectus, and elsewhere in the registration statement on Form S-3 have been so included in reliance upon the report of LNP Audit and Assurance Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereunder. All of the amounts shown shall be paid by us and are estimates except for the SEC registration fee, which was previously paid.

SEC Registration Fee	$21,820.00
FINRA filing fee	**
The Nasdaq Global Select Market supplemental listing fee	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Blue Sky, qualification fees and expenses	**
Transfer agent fees and expenses	**
Trustee fees and expenses	**
Warrant agent fees and expenses	**
Miscellaneous	**

Total	**

**	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

As a corporation incorporated in the State of Delaware, we are subject to the Delaware General Corporation Law (“DGCL”). Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”), provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our charter and bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act as defined in the policy and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our charter, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our Board pursuant to the applicable procedure outlined in our bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16. Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on April 5, 2012)
3.2	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on July 18, 2013)
3.3	Certificate of Amendment to Certificate of Incorporation dated November 15, 2017 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on November 21, 2017)
3.4	Certificate of Amendment to Certificate of Incorporation dated March 1, 2018 (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on March 5, 2018)
3.5	Form of Series A Certificate of Designation (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on October 23, 2018)
3.6	Bylaws (Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC on May 10, 2013)
3.7	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2021.
3.8	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to Annex A of the Company’s Definitive Proxy/Written Consent Solicitation Statement on Schedule 14A filed with the SEC on July 21, 2021.
4.1*	Form of Indenture
4.2*	Form of Warrant
4.3*	Form of Warrant Agreement
4.4*	Form of Unit Agreement
5.1+	Opinion of Dentons US LLP
23.1+	Consent of LNP Audit and Assurance Pty Ltd.
23.2+	Consent of Dentons US LLP (contained in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page)
25.l†	Form T-l Statement of Eligibility and Qualification of the Trustee under the Indenture with respect to the debt securities

+ Filed herewith.
* To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
† To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sydney, Australia on the 30th day of July, 2021.

MAWSON INFRASTRUCTURE GROUP INC.

By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer,

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Mawson Infrastructure Group Inc., a Delaware corporation, hereby constitutes and appoints James Manning and Or Eisenberg and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and re-substitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Manning	Chief Executive Officer and Director	July 30, 2021
James Manning

/s/ Or Eisenberg	Chief Financial Officer	July 30, 2021
Or Eisenberg

/s/ Michael Hughes	Director	July 30, 2021
Michael Hughes

/s/ Gregory Martin	Director	July 30, 2021
Gregory Martin

/s/ Yossi Keret	Director	July 30, 2021
Yossi Keret